Exhibit 4.2

TRUST INDENTURE

BETWEEN

IPL ENERGY INC.

AND

MONTREAL TRUST COMPANY OF CANADA

Made as of
October 20, 1997

TABLE OF CONTENTS

Page

Article 1 INTERPRETATION
1.1	Definitions	1
1.2	Meaning of “Outstanding”	8
1.3	Non-Business Days	8
1.4	Currency	9
1.5	Headings	9
1.6	Applicable Law	9
1.7	Language Clause	9
Article 2 THE DEBENTURES
2.1	Limit of Debentures	9
2.2	Terms of Debentures of any Series	9
2.3	Form of Debentures	11
2.4	Form and Terms of Medium Term Notes	11
2.5	Certification and Delivery of Medium Term Notes	12
2.6	Certification and Delivery of Additional Debentures	12
2.7	Issue of Global Debenture	13
2.8	Execution of Debentures	14
2.9	Certification	14
2.10	Interim Debentures or Certificates	14
2.11	Issue of Substitutional Debentures	14
2.12	Pledge and Re-Issue of Debentures	15
2.13	Commencement of Interest	15
2.14	Debentures to Rank Pari Passu	15
Article 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP
3.1	Fully Registered Debentures	16
3.2	Global Debentures	16
3.3	Coupon Debentures	17
3.4	Transferee Entitled to Registration	17
3.5	No Notice of Trusts	17
3.6	Registers Open for Inspection	17
3.7	Exchanges of Debentures	17
3.8	Closing of Registers	18
3.9	Charges for Registration, Transfer and Exchange	18
3.10	Ownership of Debentures and Coupons	19
3.11	Evidence of Ownership	19
Article 4 REDEMPTION AND PURCHASE OF DEBENTURES
4.1	Applicability of Article	20
4.2	Partial Redemption	20
4.3	Notice of Redemption	20
4.4	Debentures Due on Redemption Dates	21
4.5	Deposit of Redemption Moneys	21
4.6	Failure to Surrender Debentures Called for Redemption	21
4.7	Cancellation of Debentures Redeemed	21
4.8	Purchase of Debentures by the Corporation	22

-ii-

Article 5 COVENANTS OF THE CORPORATION
5.1	General Covenants	22
5.2	Trustee’s Remuneration and Expenses	24
5.3	Not to Accumulate Interest	24
5.4	Performance of Covenants by Trustee	24
Article 6 DEFAULT AND ENFORCEMENT
6.1	Event of Default	25
6.2	Acceleration on Default	26
6.3	Waiver of Default	26
6.4	Right of Trustee to Enforce Payment	26
6.5	Application of Moneys by Trustee	27
6.6	Notice of Payment by Trustee	27
6.7	Trustee May Demand Production of Debentures	27
6.8	Trustee Appointed Attorney	28
6.9	Remedies Cumulative	28
6.10	Judgment Against Corporation	28
6.11	Immunity of Shareholders, etc.	28
Article 7 ACTIONS BY DEBENTURE HOLDERS AND TRUSTEE
7.1	Debenture Holders May Not Sue	28
7.2	Trustee Not Required to Possess Debentures	29
7.3	Trustee May Institute All Proceedings	29
7.4	Immunity of Officers, Shareholders and Directors	29
Article 8 SATISFACTION AND DISCHARGE
8.1	Discharge	29
8.2	Money May Be Set Aside For Holders	30
8.3	Money Not Claimed May Be Repaid	30
8.4	Satisfaction	30
8.5	Continuance of Rights, Duties and Obligations	31
Article 9 CONSOLIDATION AND AMALGAMATION
9.1	Successor Corporation	31
9.2	Successor to Possess Powers of the Corporation	32
Article 10 ADMINISTRATION OF THE TRUST
10.1	Sufficiency of Execution of Instruments	32
10.2	Conditions Precedent to Trustee’s Obligations to Act	32
10.3	Experts and Advisers	32
10.4	Evidence	32
10.5	Reliance by Trustee	33
10.6	No Person Dealing with Trustee Need Enquire	33
10.7	Investment of Trust Funds	33
Article 11 CONCERNING THE TRUSTEE
11.1	Duty of Trustee	34
11.2	Resignation, etc. of Trustee and Appointment of New Trustee	34

-iii-

11.3	Trustee May Deal in Debentures	34
11.4	Trustee Not Required to Give Security	34
11.5	Protection of Trustee	34
11.6	Conflict of Interest	35
Article 12 NOTICES
12.1	Notice to the Corporation	35
12.2	Notice to the Trustee	35
12.3	Notice to Debenture Holders	35
12.4	Waiver of Notice	36
Article 13 DEBENTURE HOLDERS’ MEETINGS
13.1	Convening of Meetings	36
13.2	Notice	36
13.3	Quorum	37
13.4	Chairman	37
13.5	Procedure When Quorum Not Present	37
13.6	Show of Hands	37
13.7	Poll	37
13.8	Voting	37
13.9	Proxies	38
13.10	Persons Who May Attend	38
13.11	Powers Exercisable By Extraordinary Resolution	38
13.12	Definition of Extraordinary Resolution	40
13.13	Powers Cumulative	40
13.14	Minutes	40
13.15	Instrument In Lieu of Extraordinary Resolution	40
13.16	Evidence of Instruments of Debenture Holders	40
13.17	Binding Effect of Resolutions	41
13.18	Serial Meetings	41
Article 14 SUPPLEMENTAL INDENTURES
14.1	Supplemental Indentures	42
Article 15 FORM OF MEDIUM TERM NOTES
15.1	Form of Medium Term Notes	42
Article 16 ACCEPTANCE OF TRUSTS BY TRUSTEE
16.1	Acceptance	45
Article 17 COUNTERPARTS
17.1	Counterparts	45

THIS TRUST INDENTURE is made as of October 20, 1997

BETWEEN:

IPL ENERGY INC., a corporation continued under the laws of Canada and having its registered office at the City of Calgary, in the Province of Alberta (hereinafter referred to as the “Corporation”),

- and -

MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and duly authorized to carry on the trust business in each province of Canada (hereinafter referred to as the “Trustee”).

WHEREAS the Corporation is desirous of creating and issuing its Debentures to be constituted in the manner hereinafter appearing;

AND WHEREAS the Corporation, under the laws relating thereto, is authorized to create and issue the Debentures to be issued as herein provided;

AND WHEREAS all things necessary have been done and performed to make the Debentures, when certified by the Trustee and issued as in this Indenture provided, legal, valid and binding obligations of the Corporation with the benefits and subject to the terms of this Indenture;

NOW THEREFORE THIS INDENTURE WITNESSES that it is hereby agreed and declared as follows:

Article 1
INTERPRETATION

1.1 Definitions

In this Indenture, unless something in the subject matter or context is inconsistent therewith:

“Act” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended from time to time.

“Additional Debentures” means Debentures of any one or more series, other than the first series of Debentures, being Medium Term Notes, issued under this Indenture.

“Business Day” means a day other than a Saturday or Sunday on which banks are open for business in Calgary.

“Certified Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly passed by the directors and to be in full force and effect on the date of such certification.

“Consolidated Funded Obligations” means the aggregate amount of all Funded Obligations of the Corporation arrived at on a consolidated basis in accordance with Generally Accepted Accounting Principles.

“Consolidated Net Tangible Assets” means all consolidated assets of the Corporation as shown on the most recent audited consolidated balance sheet of the Corporation, less the aggregate of the following amounts reflected upon such balance sheet:

(a) all goodwill, deferred assets, trademarks, copyrights and other similar intangible assets;

(b) to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset; provided that no deduction shall be made under this paragraph (b) to the extent that such account reflects a decrease in value or periodic allocation of the cost of any asset referred to in paragraph (a) above;

(c) minority interests;

(d) non-cash current assets; and

(e) Non-Recourse Assets to the extent of the outstanding Non-Recourse Debt financing such assets.

“Consolidated Shareholders’ Equity” means the aggregate amount of shareholders’ equity (including, without limitation, common share capital, contributed surplus and retained earnings but excluding preferred share capital) of the Corporation as shown on the most recent audited consolidated balance sheet of the Corporation adjusted by the amount by which share capital and contributed surplus has been increased or decreased (as the case may be) from the date of such balance sheet to the relevant date of determination, the whole in accordance with Generally Accepted Accounting Principles.

“Consumers Gas” means The Consumers’ Gas Company Ltd. and also includes its successors and assigns.

“Corporation” means IPL Energy Inc. and, subject to the provisions of Article 9, also includes its successors and assigns.

“Corporation’s Auditors” means the auditors of the Corporation at the date hereof, or any other independent firm of chartered accountants duly appointed as auditors of the Corporation.

“Counsel” means any barrister or solicitor or firm of barristers or solicitors retained by the Trustee or retained by the Corporation and acceptable to the Trustee.

“Debentures” means the debentures, notes or other evidence of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Medium Term Notes, and for the time being outstanding, whether in definitive or interim form, and without limiting the generality of the foregoing:

(a) “coupon Debentures” means Debentures which are issued with interest coupons attached thereto;

(b) “coupons” means the interest coupons attached or appertaining to coupon Debentures;

(c) “fully registered Debentures” means Debentures without coupons registered as to both principal and interest;

(d) “global Debenture” means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.7 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system.;

(e) “registered Debentures” where not qualified by other words means fully registered Debentures, coupon Debentures registered as to principal only and non-interest bearing Debentures registered as to principal; and

(f) “unregistered Debentures” means Debentures which are not registered Debentures.

“Debenture holders” or “holders” means the persons for the time being entered on the registers hereinafter mentioned as holders of Debentures.

“Depository” means, with respect to the Debentures of any series issuable or issued in the form of one or more global Debentures, the person designated as Depository by the Corporation pursuant to Section 2.2 until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each person who is then a Depository hereunder, and if at any time there is more than one such person, “Depository” as used with respect to the Debentures of any series shall mean each Depository with respect to the global Debenture of such series.

“director” means a director of the Corporation for the time being, and reference without more to action by the directors means action by the directors as a board or, whenever duly empowered, by the executive committee of the board.

“Event of Default” has the meaning ascribed thereto in Section 6.1.

“Extraordinary Resolution” has the meaning ascribed thereto in Section 13.12.

“Financial Instrument Obligations” means obligations arising under:

(a) any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is interest rates or the price, value, or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt);

(b) any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates as in effect from time to time; and

(c) any agreement for the making or taking of Petroleum Substances, any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is Petroleum Substances or the price, value or amount payable thereunder is dependent or based upon the price of Petroleum Substances or fluctuations in the price of Petroleum Substances;

to the extent of the net amount due or accruing due by the Corporation thereunder (determined by marking-to-market the same in accordance with their terms).

“Funded Obligations” means all Indebtedness, including Purchase Money Obligations, created, assumed or guaranteed which matures by its terms on, or is renewable at the option of the obligor to, a date more than 18 months after the date of the original creation, assumption or guarantee thereof, except the Lakehead Liability, Non-Recourse Debt and Subordinated Debt.

“Generally Accepted Accounting Principles” means generally accepted accounting principles which are in effect from time to time in Canada.

“Indebtedness” means all items of indebtedness in respect of any amounts borrowed and all Purchase Money Obligations which, in accordance with Generally Accepted Accounting Principles, would be recorded in the financial statements as at the date as of which Indebtedness is to be determined, and in any event including, without duplication:

(a) obligations secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed; and

(b) guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent liabilities in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them.

“Interest Payment Date” means a date specified in a Debenture as the date on which an instalment of interest on such Debenture shall become due and payable.

“Interprovincial” means Interprovincial Pipe Line Inc. and also includes its successors and assigns.

“IPL(NW)” means Interprovincial Pipe Line (NW) Ltd. and also includes its successors and assigns.

“Lakehead Liability” means any liability of Lakehead Pipe Line Company, Inc.:

(a) as general partner of Lakehead Pipe Line Company, Limited Partnership and as general partner of Lakehead Pipe Line Partners, L.P. (excluding any liability of Lakehead Pipe Line Partners, L.P. as general partner of Lakehead Services, Limited Partnership), provided that such liability is not required to be recorded in the financial statements of the Corporation in accordance with Generally Accepted Accounting Principles; and

(b) as general partner of Lakehead Pipe Line Partners, L.P. with respect to its liability as general partner of Lakehead Services, Limited Partnership and as limited partner of Lakehead Services, Limited Partnership, with respect to that portion of the total liabilities of Lakehead Services, Limited Partnership against which there is deposited as collateral with a collateral agent such corresponding amount in United States dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the Government of the United States.

“Medium Term Notes” means the Debentures designated as “Medium Term Notes” and described in Section 2.4 and Section 2.5.

“Non-Recourse Assets” means the assets created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired and to which recourse of the lender of such Non-Recourse Debt (or any agent, trustee, receiver or other person acting on behalf of such lender) in respect of such indebtedness is limited in all circumstances (other than in respect of false or misleading representations or warranties).

“Non-Recourse Debt” means any Indebtedness incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refundings of any such Indebtedness, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such Indebtedness or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties) to the assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral connected with the assets created, developed, constructed or acquired and to which the lender has recourse.

“Officers’ Certificate” means a certificate of the Corporation signed by any two authorized officers of the Corporation in their capacities as officers of the Corporation and not in their personal capacities.

“Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time.

“Permitted Encumbrance” means any of the following:

(a) any Security Interest existing as of the date of the first issuance by the Corporation of Debentures issued pursuant to this Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance;

(b) any Security Interest created, incurred or assumed to secure any Purchase Money Obligation;

(c) any Security Interest created, incurred or assumed to secure any Non-Recourse Debt;

(d) any Security Interest in favour of any Subsidiary;

(e) any Security Interest on property of a corporation which Security Interest exists at the time such corporation is merged into, or amalgamated or consolidated with, the Corporation or such property is otherwise acquired by the Corporation;

(f) any Security Interest securing any Indebtedness to any bank or banks or other lending institution or institutions incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 18 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

(g) any Security Interest on or against cash or marketable debt securities pledged to secure Financial Instrument Obligations;

(h) any Security Interest in respect of:

(i) liens for taxes and assessments not at the time overdue or any liens securing workmen’s compensation assessments, unemployment insurance or other social security obligations; provided, however, that if any such liens, duties or assessments are then overdue the Corporation shall be prosecuting an appeal or proceedings for review with respect to which it shall have secured a stay in the enforcement of any such obligations,

(ii) any liens for specified taxes and assessments which are overdue but the validity of which is being contested at the time by the Corporation in good faith,

(iii) any liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease,

(iv) any obligations or duties, affecting the property of the Corporation to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, licence or permit and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on lands held by the Corporation under government permits, leases or other grants, which obligations, duties and defects in the aggregate do not materially impair the use of such property, structures or facilities for the purpose for which they are held by the Corporation,

(v) any deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, liens or claims incidental to current construction, builders’, mechanics’, labourers’, materialmen’s, warehousemen’s, carriers’ and other similar liens,

(vi) the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit, that affects any land, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof,

(vii) any undetermined or inchoate liens and charges incidental to the current operations of the Corporation that have not at the time been filed against the Corporation; provided, however, that if any such lien or charge shall have been filed, the Corporation shall be prosecuting an appeal or proceedings for review with respect to which it shall have secured a stay in the enforcement of any such lien or charge,

(viii) any Security Interest the validity of which is being contested at the time by the Corporation in good faith or payment of which has been provided for by deposit with the Trustee of an amount in cash sufficient to pay the same in full,

(ix) any easements, rights-of-way and servitudes (including, without in any way limiting the generality of the foregoing, easements, rights-of-way and servitudes for railways, sewers, dykes, drains, gas and water mains or electric light and power or telephone and telegraph conduits, poles, wires and cables) that in the opinion of the Corporation will not in the aggregate materially and adversely impair the use or value of the land concerned for the purpose for which it is held by the Corporation,

(x) any security to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of the Corporation,

(xi) any liens and privileges arising out of judgments or awards with respect to which the Corporation shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, and

(xii) any other liens of a nature similar to the foregoing which do not in the opinion of the Corporation materially impair the use of the property subject thereto or the operation of the business of the Corporation or the value of such property for the purpose of such business;

(i) any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any Security Interest referred to in the foregoing clauses (a) through (h) inclusive, provided the extension, renewal, alteration or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewned, altered or replaced (plus improvements on such property) and the principal amount of the Indebtedness secured thereby is not increased; and

(j) any other Security Interest if the amount of Indebtedness secured pursuant to this clause (j) does not exceed 5% of Consolidated Net Tangible Assets.

“person” means an individual, a corporation, a partnership, a trustee or an unincorporated organization.

“Petroleum Substances” means crude oil, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals or refundings of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon.

“Security Interest” means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not.

“Subordinated Debt” means any Indebtedness which matures by its terms on, or is renewable at the option of the obligor to, a date more than 18 months after the date of the original creation or assumption thereof and which by its terms, by operation of law or otherwise, provides that in the event of:

(a) any insolvency, bankruptcy, receivership, liquidation, composition or other similar proceeding relating to the Corporation or its property; or

(b) any proceedings for the liquidation, dissolution or other winding-up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings; or

(c) any assignment by the Corporation for the benefit of creditors; or

(d) any other marshalling of the assets of the Corporation for distribution to the creditors of the Corporation;

then and in any such event the principal of, premium, if any, and interest on, the Debentures is to be first paid in full before any payment or distribution, whether in cash or other property, shall be made on account of any such obligation; and in respect of which the Trustee has received an opinion of Counsel to the effect that such Indebtedness constitutes Subordinated Debt.

“Subsidiary” means any corporation of which shares carrying more than 50% of the voting rights attaching to all outstanding shares carrying voting rights at all times (provided that ownership of such shares confers the right to elect at least a majority of the directors of such corporation) are beneficially owned, directly or indirectly, by the Corporation or by the Corporation and any other Subsidiary or by any other Subsidiary.

“Total Consolidated Capitalization” means, without duplication, the sum of:

(a) Consolidated Shareholders’ Equity;

(b) the amount of preferred share capital;

(c) the principal amount of Consolidated Funded Obligations;

(d) the principal amount of Subordinated Debt;

(e) the accumulated provision for deferred income taxes; and

(f) the amount of any minority interests;

as determined for the Corporation on a consolidated basis in accordance with Generally Accepted Accounting Principles.

“Trustee” means Montreal Trust Company of Canada or any successor trustee under Article 11 hereof.

“this Indenture”, “this Trust Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this indenture and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto and references to Articles and Sections are to Articles and Sections of this Indenture.

“Written Order” of or by the Corporation means a written order signed in the name of the Corporation by any two officers of the Corporation.

Words importing the singular number only include the plural and vice versa, words importing any gender include any other gender and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and any reference to any statute or other legislation shall be deemed to be a reference to such legislation as now enacted or as the same may from time to time be amended, re-enacted or replaced.

1.2 Meaning of “Outstanding”

Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or money for the payment thereof has been set aside pursuant to Article 8, provided that:

(a) if a new Debenture has been issued in substitution for a Debenture that has been mutilated, lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding;

(b) Debentures that have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof; and

(c) for the purpose of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any action under this Indenture or to constitute a quorum at any meeting of Debenture holders, Debentures owned directly or indirectly by the Corporation, a Subsidiary or any affiliate of the Corporation (as defined in the Act), shall be disregarded, except that:

(i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action or on the holders of Debentures present or represented at any meeting of Debenture holders, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

(ii) Debentures so owned that have been pledged in good faith other than to the Corporation, a Subsidiary or an affiliate of the Corporation (as defined in the Act) shall not be disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote, sign consents, requisitions or other instruments or take such other actions free from the control of the Corporation, a Subsidiary or any affiliate of the Corporation (as defined in the Act).

1.3 Non-Business Days

Whenever any payment to be made hereunder shall be stated to be due, any period of time would begin or end, any calculation is to be made or any other action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculations shall be made and such other action shall be taken on the next succeeding Business Day and an extension of time shall be included for the purposes of computation of interest thereon. Any payment made after 3:00 p.m. (Calgary time) on a Business Day shall be deemed to be made on the next following Business Day.

1.4 Currency

All references to currency herein are to lawful money of Canada.

1.5 Headings

The headings of all the Articles and Sections hereof and the table of contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.6 Applicable Law

This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as Alberta contracts.

1.7 Language Clause

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise. The parties hereto have required that this Indenture and all documents and notices related thereto and/or resulting therefrom be drawn up in English.

In the event of any contradiction, discrepancy or difference between the English language version and the French language version of the text of the form of the Debentures, the English language version of the text shall govern.

Article 2
THE DEBENTURES

2.1 Limit of Debentures

The aggregate principal amount of Debentures which may be certified and delivered under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2 Terms of Debentures of any Series

The Debentures may be issued in one or more series and the Debentures of each such series shall rank equally and pari passu, except as to sinking fund, purchase fund, amortization fund or analogous provisions (if applicable), with all other unsecured and unsubordinated debt of the Corporation. There shall be established herein or in or pursuant to one or more resolutions of the directors (and to the extent established pursuant to rather than set forth in a resolution of the directors, in an Officers’ Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a) the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series;

(b) any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.10, 2.11, 3.2 or 3.3);

(c) the date or dates on which the principal of the Debentures of the series is payable;

(d) the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e) the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f) the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g) the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i) any trustees, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j) any other events of default or covenants with respect to the Debentures of the series;

(k) whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any person;

(l) the form and terms of the Debentures of the series, including, without limitation, if the Debentures of the series shall be in registered and/or bearer form;

(m) if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more global Debentures and, in such case, the Depository or Depositories for such global Debentures in whose name the global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 2.10 or 3.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such global Debenture may be exchanged for coupon Debentures or fully registered Debentures, or transferred to and registered in the name of a person other than the Depository for such global Debentures or a nominee thereof;

(n) if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

(o) any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the directors (including in an Officers’ Certificate) or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the directors (including in an Officers’ Certificate) or in an indenture supplemental hereto.

2.3 Form of Debentures

The Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the directors (as set forth in a resolution of the directors or to the extent established pursuant to rather than set forth in a resolution of the directors, in an Officers’ Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the officers executing such Debentures, as conclusively evidenced by their execution of such Debentures.

2.4 Form and Terms of Medium Term Notes

The first series of Debentures authorized for issue immediately and from time to time hereunder is unlimited as to aggregate principal amount and shall be designated as “Medium Term Notes” and shall have the following terms, conditions and attributes:

(a) Date and Interest. Each Medium Term Note shall be dated as of the date and shall bear interest (if any) at the rate (either fixed or floating) determined by the Corporation at the time of issue. Interest, if any, shall be payable on the dates determined by the Corporation at the time of issue, at the rate per annum so determined and as well after as before maturity and after default with interest on overdue interest at the same rate, computed in the same manner as interest on the original principal, from its due date until actual payment.

(b) Maturity. Each Medium Term Note shall mature on the date determined by the Corporation at the time of issue, provided such date shall be not earlier than one year from the date of issue.

(c) Denominations. Medium Term Notes shall be issued in such denominations as may be determined by the Corporation at the time of issue.

(d) Currency. The Medium Term Notes shall be issued and payable in such currency or currency unit as is determined by the Corporation at the time of issue.

(e) Form. Each Medium Term Note shall be issued as a fully registered Debenture in substantially the form set out in Article 15 hereof, with such appropriate additions and variations as shall be required and shall bear such distinguishing letters and numbers as the Trustee shall approve or in such other form or forms as may, from time to time, be approved by or pursuant to a resolution of the directors or an Officers’ Certificate.

(f) Place of Payment. Payments of interest on each interest bearing Medium Term Note shall be made by cheque dated as of the applicable Interest Payment Date made payable to, and mailed to the address of, the holder appearing on the registers maintained by the Trustee at the close of business on the seventh Business Day prior to the applicable Interest Payment Date. Payment of principal at maturity will be made at any one of the principal offices of the Trustee in the cities of Calgary, Montreal, Toronto or Vancouver against surrender of the Medium Term Note. If the due date for payment of any amount of principal or interest on any Medium Term Note is not, at the place of payment, a business day (being a day other than Saturday, Sunday, or a day on which financial institutions at the place of payment are authorized or obligated by law or regulation to close) such payment will be made on the next business day at such place and the holder of such Medium Term Note shall not be entitled to any further interest or other payment in respect of such delay; provided that payment on a Medium Term Note may be made in any other manner acceptable to the Corporation and the holder of such Medium Term Note.

2.5 Certification and Delivery of Medium Term Notes

(1) The Corporation may from time to time request the Trustee to certify and deliver Medium Term Notes by delivering to the Trustee the documents referred to below in this Section 2.5(1) whereupon the Trustee shall certify such Medium Term Notes and cause the same to be delivered in accordance with the Written Order of the Corporation or other procedures referred to below or pursuant to such additional other procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Corporation. In certifying such Medium Term Notes the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a) a Written Order of the Corporation requesting the certification and delivery of Medium Term Notes, specifying the date of issue, principal amount, currency or currency unit (if in other than Canadian dollars), maturity date, interest rate (if any), denominations, manner of calculation of interest (if any), Interest Payment Dates (if any), place of delivery for each such Medium Term Note and any other terms of the Medium Term Notes; provided that the requirements of this paragraph may also be fulfilled by delivering to the Trustee for certification the forms of Medium Term Notes duly completed with such particulars and by specifying in such Written Order of the Corporation the serial numbers and denominations of such Medium Term Notes; and further provided that the requirements of this Section 2.5(1) may also be fulfilled pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Corporation;

(b) an opinion of Counsel that all requirements imposed by this Indenture or by law in connection with the proposed issue of Medium Term Notes have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(c) an Officers’ Certificate certifying that the Corporation is not in default under this Indenture and that the terms and conditions for the certification and delivery of Medium Term Notes (including those set forth in Section 10.4) have been complied with, subject to the delivery of any documents or instruments specified in such Officers’ Certificate.

(2) Notwithstanding the provisions of this Section 2.5, delivery to the Trustee of the opinion referred to in paragraph (b) of Section 2.5(1) shall only be required to be made prior to the certification and delivery of the first Medium Term Note issued pursuant to this Indenture and shall not be required to be delivered to the Trustee prior to the certification and delivery of any subsequent Medium Term Notes issued pursuant to this Indenture.

2.6 Certification and Delivery of Additional Debentures

The Corporation may from time to time request the Trustee to certify and deliver Additional Debentures of any series by delivering to the Trustee the documents referred to below in this Section 2.6 whereupon the Trustee shall certify such Debentures and cause the same to be delivered in accordance with the Written Order of the Corporation referred to below or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Debentures of such series shall be set forth in or determined by or pursuant to such Written Order of the Corporation and procedures. If provided for in such procedures, such Written Order of the Corporation may authorize certification and delivery pursuant to oral instructions from the Corporation, which instructions shall be promptly confirmed in writing. In certifying such Debentures the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a) a Certified Resolution, Officers’ Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(b) a Written Order of the Corporation requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:

(i) such Written Order of the Corporation may be delivered by the Corporation to the Trustee prior to the delivery to the Trustee of such Debentures of such series for certification and delivery,

(ii) the Trustee shall certify and deliver Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Order of the Corporation or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Corporation,

(iii) the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Debentures of such series shall be determined by a Written Order of the Corporation or pursuant to such procedures, and

(iv) if provided for in such procedures, such Written Order of the Corporation may authorize certification and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions shall be promptly confirmed in writing;

(c) an opinion of Counsel that all requirements imposed by this Indenture or by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(d) an Officers’ Certificate certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 10.4) have been complied with subject to the delivery of any documents or instruments specified in such Officers’ Certificate and that no Event of Default will exist upon such certification and delivery.

2.7 Issue of Global Debenture

(1) The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more global Debentures registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Order of the Corporation delivered to the Trustee at the time of issue of such Debentures, and in such event the Corporation shall execute and the Trustee shall certify and deliver one or more global Debentures that shall:

(a) represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more global Debentures;

(b) be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions; and

(c) bear a legend substantially to the following effect:

“This Debenture is a global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, this Debenture shall be a global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.”

(2) Each Depository designated for a global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction applicable to the issue of such Debentures, and under any other applicable legislation.

2.8 Execution of Debentures

All Debentures shall be signed (either manually or by facsimile signature) by any two authorized officers of the Corporation holding office at the time of signing and any coupons shall be signed by any one of the said officers. A facsimile signature upon a Debenture or a coupon shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile, appears on a Debenture or a coupon as one of such officers may no longer hold such office at the date of the Debenture or coupon or at the date of the certification and delivery thereof, such Debenture or coupon shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.9 Certification

(1) No Debenture shall be issued or, if issued, shall be obligatory or entitle the holder to the benefit hereof until it has been certified by or on behalf of the Trustee in the form set out in the Debenture or in some other form approved by the Trustee. Such certificate on any Debenture shall be conclusive evidence that such Debenture has been duly issued and is a valid obligation of the Corporation and that the holder is entitled to the benefits of this Indenture.

(2) The certificate of the Trustee on Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures (except the due certification thereof and any other warranties implied by law) and the Trustee shall in no respect be liable or answerable for the use made of any Debenture or proceeds thereof.

2.10 Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Trustee, the Corporation may issue and the Trustee certify in lieu thereof interim Debentures, with or without coupons, in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute and the Trustee certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation and the Trustee may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debenture holders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Debentures to the Trustee, the Trustee shall cancel such temporary Debenture, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same together with all unmatured coupons, if any, appertaining thereto. No charge shall be made by the Corporation or the Trustee to the holders of such interim Debentures or certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates without coupons shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

2.11 Issue of Substitutional Debentures

In case any of the Debentures issued and certified hereunder or coupons appertaining thereto shall become mutilated or be lost, destroyed or stolen, the Corporation in its discretion may issue, and thereupon the Trustee shall certify and deliver, a new Debenture or coupon of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debenture or coupon or in lieu of and in substitution for such lost, destroyed or stolen Debenture or coupon and the substituted Debenture or coupon shall be in a form approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debentures or coupons issued or to be issued hereunder. The applicant for a new Debenture or coupon shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Debenture or coupon so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustee in their discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to them in their discretion, and shall pay the reasonable charges of the Corporation and the Trustee in connection therewith.

2.12 Pledge and Re-Issue of Debentures

Provided the Corporation is not at the time in default hereunder, all or any of the Debentures may be pledged, hypothecated or charged from time to time by the Corporation as security for advances or loans to or for Indebtedness or other obligations of the Corporation, provided that the principal amount of the advances, loans, Indebtedness or other obligations so secured is initially not less than one hundred per cent (100%) of the principal amount of Debentures so pledged, hypothecated or charged in respect thereof, and, when redelivered to the Corporation or its nominees on or without payment, satisfaction, release or discharge in whole or in part of any such advances, loans, Indebtedness or obligations, together with all or any of the Debentures which pursuant to any provision of the Debentures may be purchased in the market or by tender or by private contract, may be held by the Corporation for such period or periods as it deems expedient and shall (except when acquired pursuant to any provision of the Debentures or of this Indenture or pursuant to a resolution of the directors which provision or resolution requires cancellation and retirement of such Debentures so acquired) while the Corporation remains in possession thereof be treated as unissued Debentures and accordingly may be issued or re-issued, pledged or charged, sold or otherwise disposed of as and when the Corporation may think fit, and all such Debentures so issued, re-issued or pledged or charged, sold or otherwise disposed of before but not after the respective dates of maturity thereof shall, subject to the provisions of Section 1.2, continue to be entitled, as upon their original issue, to the benefit of all the terms, conditions, rights, priorities and privileges hereby attached to or conferred on Debentures issued hereunder.

2.13 Commencement of Interest

(1) Coupon Debentures shall bear interest from their date of issuance. The coupons, if any, matured at the date of delivery by the Trustee of any coupon Debentures shall be detached therefrom and cancelled before delivery, unless such Debenture is being issued in exchange or in substitution for another Debenture (whether in interim or definitive form) and such matured coupons represent unpaid interest to which the holder of such exchanged or substituted Debenture is entitled.

(2) All fully registered Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures, shall bear interest from their date or from the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of the same series and date of maturity, whichever shall be the later, or, in respect of Medium Term Notes or other Debentures subject to a Periodic Offering, from their date or from the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, whichever shall be the later; provided that, in respect of the first interest payment after the original issuance thereof, each Debenture or Medium Term Note or other Debenture subject to a Periodic Offering, as the case may be, shall bear interest from the later of the date of such Debenture and the last Interest Payment Date preceding the issuance of such Debenture.

(3) Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period of less than six months shall be computed on the basis of a year of 365 days. With respect to any series of Debentures, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.14 Debentures to Rank Pari Passu

All Debentures shall rank pari passu without discrimination, preference or priority, whatever may be the actual date or terms of the issue of the same respectively, save only as to sinking fund, purchase fund, amortization fund or analogous provisions (if any) applicable to different series and to the provisions of Section 5.3.

Article 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1 Fully Registered Debentures

(1) With respect to each series of Debentures issuable in whole or in part as fully registered Debentures, the Corporation shall cause to be kept by and at the principal office of the Trustee in Calgary and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of fully registered Debentures and particulars of the Debentures held by them respectively and of all transfers of fully registered Debentures. Such registration shall be noted on the Debentures by the Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(2) No transfer of a fully registered Debenture shall be valid unless made on such register by the registered holder or the holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Trustee or other registrar.

3.2 Global Debentures

(1) With respect to each series of Debentures issuable in whole or in part as one or more global Debentures, the Corporation shall cause to be kept by and at the principal office of the Trustee in Calgary and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such global Debenture (being the Depository, or its nominee, for such global Debenture) as holder thereof and particulars of the global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not global Debentures, the provisions of Section 3.1 or 3.3, whichever are applicable, shall govern with respect to registrations and transfers of such Debentures.

(2) Notwithstanding any other provision of this Article 3, a global Debenture may not be transferred by the registered holder thereof except in the following circumstances or as otherwise specified in the supplemental indenture relating to a particular series of Debentures:

(a) a global Debenture may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(b) a global Debenture may be transferred at any time after the Depository for such global Debenture (i) has notified the Corporation that it is unwilling or unable to continue as Depository for such global Debenture or (ii) ceases to be eligible to be a Depository under Section 2.7(2), provided that at the time of such transfer the Corporation has not appointed a successor Depository for such global Debenture;

(c) a global Debenture may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such global Debenture; and

(d) a global Debenture may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a global Debenture, provided that at the time of such transfer the Trustee has not waived the Event of Default pursuant to Section 6.3.

3.3 Coupon Debentures

(1) Coupon Debentures issued hereunder shall be negotiable and shall pass by delivery unless registered for the time being as hereinafter provided. Notwithstanding registration of coupon Debentures as to principal, the coupons when detached shall continue to be payable to bearer and title thereto shall pass by delivery.

(2) With respect to each series of Debentures issuable in whole or in part as coupon Debentures registrable as to principal only, the Corporation shall cause to be kept by and at the principal office of the Trustee in Calgary and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Trustee, a register in which holders of coupon Debentures of such series may register the same as to principal only and in which shall be entered the names and addresses of the holders of the Debentures so registered. Such registration shall be noted on the Debentures by the Trustee or other registrar.

(3) After such registration of a coupon Debenture no transfer thereof shall be valid unless made on such register by the registered holder or the holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Trustee or other registrar; but any such Debenture may be discharged from registry by being transferred to bearer after which it shall again be transferable by delivery but may again from time to time be registered and discharged from registry.

3.4 Transferee Entitled to Registration

The transferee of a registered Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.5 No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.6 Registers Open for Inspection

The registers referred to in Sections 3.1, 3.2 and 3.3 shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Debenture holder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation or by the Trustee furnish the Corporation or the Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder.

3.7 Exchanges of Debentures

(1) Subject to Section 3.8, Debentures in any authorized form or denomination, other than global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(2) Debentures of any series may be exchanged only at the principal office of the Trustee in the City of Calgary or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Debentures tendered for exchange shall be surrendered to the Trustee together with all unmatured coupons, if any, and all matured coupons, if any, in default pertaining thereto. The Corporation shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures and coupons surrendered for exchange shall be cancelled.

(3) Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

(4) The transferee of a fully registered Debenture, other than a global Debenture, shall be entitled, if such series provides for the issue of coupon Debentures, on request, to receive a coupon Debenture or Debentures, upon such transfer without the prior issue to such holder of a fully registered Debenture.

3.8 Closing of Registers

(1) Neither the Corporation nor the Trustee nor any registrar shall be required:

(a) to make transfers or exchanges of fully registered Debentures on any Interest Payment Date for the Debentures or during the 10 preceding Business Days;

(b) to make transfers or exchanges of any Debentures on the day of any selection by the Trustee of Debentures to be redeemed or during the 10 preceding Business Days; or

(c) to make exchanges of any Debentures which will have been selected or called for redemption, unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

(2) Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for any series of Debentures, other than that kept at the principal office of the Trustee in Calgary, and transfer the registration of any Debentures registered thereon to another register and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

3.9 Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon by the Trustee and the Corporation from time to time), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debenture holder hereunder:

(a) for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Medium Term Notes or other Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Medium Term Note or Debenture; or

(b) for any exchange after such period of fully registered Debentures in denominations in excess of $1,000 for Debentures in lesser denominations, in either coupon or fully registered form, provided that the Debentures surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to the foregoing paragraph (a); or

(c) for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 10; or

(d) for any exchange of a global Debenture as contemplated in Section 3.2; or

(e) for any exchange of any Debenture resulting from a partial redemption under Section 4.2.

3.10 Ownership of Debentures and Coupons

(1) Unless otherwise required by law, the person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and, in the case of a fully registered Debenture, interest thereon shall be made to or upon the order in writing of such registered holder. The Corporation and the Trustee may deem and treat the bearer of any unregistered Debenture and the bearer of any coupon, whether or not the Debenture from which it has been detached shall be registered as to principal, as the absolute owner of such Debenture or coupon, as the case may be, for all purposes and the Corporation and the Trustee shall not be affected by any notice to the contrary.

(2) The registered holder for the time being of any registered Debenture and the bearer of any unregistered Debenture and the bearer of any coupon (except any coupon which shall be void by reason of the acceleration pursuant to Section 6.2 of the coupon Debenture to which it was annexed) shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments respectively free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder or bearer, as the case may be, for any such principal, premium or interest shall be a good discharge to the Corporation and/or the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such registered holder or bearer.

(3) Where registered Debentures are registered in more than one name the principal moneys, premium, if any, and interest (in the case of fully registered Debentures) from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge to the Trustee and any Debenture registrar and to the Corporation.

(4) In the case of the death of one or more joint holders of any Debenture the principal moneys, premium, if any, and interest (in the case of fully registered Debentures) from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any Debenture registrar and to the Corporation.

3.11 Evidence of Ownership

Upon receipt of a certificate of any bank, trust company or other depository satisfactory to the Trustee stating that the unregistered Debentures and coupons specified therein have been deposited by a named person with such bank, trust company or other depository and will remain so deposited until the expiry of the period specified therein, the Corporation and the Trustee may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person during such period, of such Debentures and coupons, for the purpose of any requisition, direction, consent, instrument, proxy or other document to be made, signed or given by the holder of the Debentures so deposited.

Article 4
REDEMPTION AND PURCHASE OF DEBENTURES

4.1 Applicability of Article

The Corporation shall have the right at its option to redeem either in whole at any time or in part from time to time before maturity any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in a resolution of the directors, in an Officers’ Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

4.2 Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, the Debentures so to be redeemed shall be selected by the Trustee (i) in the case of fully registered Debentures, on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder, or (ii) by lot in such manner as the Trustee may deem equitable. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the redemption price, the Corporation shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a global Debenture, the Depository shall make notations on the global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3 Notice of Redemption

Notice of redemption of any series of Debentures shall be given to the holders of the Debentures so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption, in the manner provided in Article 12. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the redemption date, the redemption price and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the redemption date. In addition, unless all the outstanding Debentures are to be redeemed, the notice of redemption shall specify:

(a) in the case of a notice mailed to a registered Debenture holder, the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debenture holder);

(b) in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or if such Debentures are selected by terminal digit or other similar system such particulars as may be sufficient to identify the Debentures so selected;

(c) in the case of a global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Trustee and the Corporation; and

(d) in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

4.4 Debentures Due on Redemption Dates

Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the redemption price, on the redemption date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such redemption date, if the moneys necessary to redeem such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease and coupons for interest to accrue after the date upon the Debentures shall become and be void. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

4.5 Deposit of Redemption Moneys

Redemption of Debentures shall be provided for by the Corporation depositing with the Trustee or any paying agent to the order of the Trustee, at least one Business Day prior to the redemption date specified in such notice, such sums as may be sufficient to pay the redemption price of the Debentures so called for redemption, including accrued interest thereon to the date of redemption. The Corporation shall also deposit with the Trustee a sum sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited the Trustee shall pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures with the unmatured coupons, if any, appertaining thereto, the principal, premium, if any, and interest, if any, to which they are respectively entitled on redemption. In the case of coupon Debentures the accrued interest as represented by coupons matured prior to, or on, the redemption date shall continue to be payable (but without interest thereon, unless the Corporation shall make default in the payment thereof upon demand) to the respective bearers of the coupons therefor upon presentation and surrender thereof.

4.6 Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the date specified for redemption so to surrender such holder’s Debenture and the unmatured coupons, if any, appertaining thereto, or shall not within such time accept payment of the redemption moneys payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such redemption moneys may be set aside in trust at such rate of interest as the depository may allow, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debenture holder of the sum so set aside and, to that extent, the Debenture and such coupons, if any, shall thereafter not be considered as outstanding hereunder and the Debenture holder shall have no other right except to receive payment out of the moneys so paid and deposited upon surrender and delivery up of such holder’s Debenture and such coupons, if any, of the redemption price of such Debenture plus such interest thereon, if any, as the depository may allow. In the event that any money required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years, then such moneys, together with any accumulated interest thereon, shall at the end of such period be paid over by the Trustee or such depository or paying agent to the Corporation on its demand.

4.7 Cancellation of Debentures Redeemed

Subject to the provisions of Section 4.2 as to Debentures redeemed in part, all Debentures redeemed and paid under this Article 4 together with all unmatured coupons, if any, appertaining thereto shall forthwith be delivered to the Trustee and cancelled and no Debentures shall be issued in substitution therefor.

4.8 Purchase of Debentures by the Corporation

Unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation may if it is not at the time in default hereunder, at any time and from time to time, purchase Debentures in the market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract. All Debentures so purchased, together with any unmatured coupons appertaining thereto, may, at the option of the Corporation, be delivered to the Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

Article 5
COVENANTS OF THE CORPORATION

5.1 General Covenants

The Corporation hereby covenants with the Trustee that, so long as any Debentures remain outstanding:

(a) Payment of Principal and Interest. The Corporation will duly and punctually pay or cause to be paid to every holder of every Debenture issued hereunder the principal thereof, premium, if any, and interest accrued thereon, if any (including, in the case of default, interest at the rate specified therein on the amount in default), on the dates and at the places, in the currencies and in the manner mentioned herein and in such Debentures and in the coupons, if any, appertaining thereto. As interest becomes due on each fully registered Debenture (except at maturity or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture) the Corporation, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, transfer of funds or such other means as may be agreed to by the Trustee, a cheque for or other payment of such interest (less any tax required to be withheld therefrom) payable to the order of the then registered holder of such Debenture and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs and except, in the case of Medium Term Notes, as provided in Section 2.4. If payment is made by cheque such cheque shall be forwarded at least three days prior to each date on which interest becomes due and if payment is made by other means (such as transfer of funds), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque be not paid at par on presentation at any one of the places where such interest is by the terms of such Debenture made payable. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.

Notwithstanding the foregoing, if part or all of any series of Debentures is represented by a global Debenture, then all payments on the portion represented by the global Debenture may be made at the determination of the Corporation by electronic funds transfer or otherwise to the Depository or its nominee for subsequent payment to holders of interests in that global Debenture. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld, as aforesaid, satisfy and discharge the liability for interest on such Debenture unless, in the case of payment by cheque, such cheques are not paid at par on presentation at any one of the places where such interest is by the terms of such Debenture, made payable. In the event of non-receipt of any such cheque or such other payment of interest by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. None of the Corporation, the Trustee or any agent of the Trustee for any Debentures issued as a global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

(b) Preservation of Corporate Existence, etc. The Corporation will (subject to the provisions of Article 9) at all times maintain its corporate existence and will carry on and conduct its businesses in a proper, efficient and business-like manner and in accordance with good business practice, and diligently maintain, use and operate its properties and plants so as to preserve and protect the earnings, incomes, rents, issues and profits thereof (provided, however, that nothing herein contained shall prevent the Corporation from ceasing to operate any particular plant or property, but not all or substantially all of its undertaking).

(c) Keeping of Books. The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with accounting principles generally accepted in the jurisdiction of incorporation of the relevant entity consistently applied.

(d) Reporting Requirements. The Corporation will file with the Trustee copies of annual consolidated financial statements of the Corporation and any reports of the Corporation’s Auditors thereon furnished to its shareholders after the date hereof and at all reasonable times will furnish or cause to be furnished to the Trustee or its agents or attorneys such information relating to its business as the Trustee may reasonably require.

(e) Payment of Taxes. The Corporation will from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property or any part thereof or upon the income and profits of the Corporation as and when the same become due and payable, and it will exhibit or cause to be exhibited to the Trustee, when required, the receipts and vouchers establishing such payment and will duly observe and conform to all valid requirements of any governmental authority relative to any of the property or rights of the Corporation and all covenants, terms and conditions upon or under which any such property or rights are held; provided, however, that the Corporation shall have the right to contest by legal proceedings any such taxes, rates, levies, assessments, government fees or dues, and upon such contest, may delay or defer payment or discharge thereof.

(f) Insurance. The Corporation will have in full force and effect such policies of insurance in such amounts issued by insurers of recognized standing covering the properties and operations of the Corporation as are customarily held by similar corporations engaged in the same or similar business in the localities where its properties and operations are located.

(g) Negative Covenant. Unless in the opinion of Counsel the obligations of the Corporation in respect of all Debentures then outstanding shall be secured equally and rateably therewith (either by the same instrument or by other instrument), the Corporation will not create, assume or otherwise have outstanding any Security Interest, except for Permitted Encumbrances, on or over its respective assets (present or future) in respect of any Indebtedness of any person, provided that this covenant shall not hinder or prevent the sale of any property or asset of the Corporation.

(h) Issue Test. The Corporation will not issue or become liable for (other than to a Subsidiary) any Funded Obligations, unless the aggregate principal amount of Consolidated Funded Obligations does not exceed 75% of Total Consolidated Capitalization. For the purpose of this covenant:

(i) the determination of the ratio between Consolidated Funded Obligations and Total Consolidated Capitalization shall be made by the directors as at a date not more than 120 days prior to the issuance of or becoming liable for the Funded Obligations in respect of which such ratio is being determined, and shall give effect to the principal amount of Funded Obligations which will be outstanding one week after the date of any such issue or of the Corporation so becoming liable; provided that Funded Obligations shall be deemed not to be outstanding one week after the date of any such issue, or of the Corporation so becoming liable, if all monies required to retire such Funded Obligations are paid to an agent or depository satisfactory to the Trustee (which depository may be the Trustee) prior to or simultaneously with the time of such issue, or of the Corporation so becoming liable, as the case may be, or if the payment of such monies is provided to the satisfaction of the Trustee prior to or simultaneously with such time; and

(ii) the principal amount of all Funded Obligations or Subordinated Debt which is payable or will be payable in a foreign currency shall be converted to Canadian dollars on the basis of the prevailing selling rate of exchange of such foreign currency quoted by the Bank of Canada at noon on the date on which Total Consolidated Capitalization is being determined.

5.2 Trustee’s Remuneration and Expenses

The Corporation covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof shall be finally and fully performed, except any such expense, disbursement or advance as may arise from its negligence or bad faith. After default all amounts so payable and interest thereon shall be payable out of any funds coming into the possession of the Trustee.

5.3 Not to Accumulate Interest

In order to prevent any accumulation after maturity of unpaid coupons, of unpaid interest or of unpaid Debentures, the Corporation covenants with the Trustee that it will not, directly or indirectly, extend or assent to the extension of time for payment of any interest on any Debenture or be a party to or approve any such arrangement by purchasing or funding any of said coupons or interest or in any other manner. In case the time for payment of any such coupons or interest shall be so extended, whether for a definite period or otherwise, such coupons or interest shall not be entitled in case of default hereunder to the benefit of these presents except subject to the prior payment in full of the principal of all Debentures issued hereunder and then outstanding and of all matured coupons and interest of such Debentures, the payment of which has not been so extended, and of all other moneys payable hereunder.

5.4 Performance of Covenants by Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture the Trustee may notify the Debenture holders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Debenture holders. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 5.2. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.

Article 6
DEFAULT AND ENFORCEMENT

6.1 Event of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a) if the Corporation makes default in payment of the principal of or premium, if any, on any Debenture when the same becomes due under any provision hereof or of such Debenture and such default continues for a period of five Business Days;

(b) if the Corporation makes default in payment of any interest due on any Debenture or on any sinking fund payment due hereunder and any such default continues for a period of 30 days;

(c) if the Corporation makes default in observing or performing any other covenant or condition herein contained and on its part to be observed or performed and, after notice in writing has been given by the Trustee to the Corporation specifying such default and requiring the Corporation to put an end to the same, the Corporation fails to make good such default within a period of 60 days, unless the Trustee (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustee;

(d) if the Corporation:

(i) makes default in payment at maturity, including any applicable grace period, or

(ii) makes default in the performance or observance of any other covenant, term, agreement or condition,

with respect to any single item of Indebtedness in an amount in excess of 5% of Consolidated Shareholders’ Equity or with respect to more than two items of Indebtedness in an aggregate amount in excess of 10% of Consolidated Shareholders’ Equity and, if such Indebtedness has not already matured in accordance with its terms, such Indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, provided that if such default is waived by the persons entitled to do so, then the Event of Default hereunder shall be deemed to be waived without further action on the part of the Trustee or the Debenture holders;

(e) if an order is made or an effective resolution passed for the winding up, liquidation or dissolution of the Corporation, except in the course of carrying out, or pursuant to, a transaction in respect of which the provisions of Article 9 hereof are applicable and the conditions thereof are duly observed and performed, and any such order or resolution continues unstayed and in effect for a period of ten (10) Business Days;

(f) if the Corporation makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency or is declared bankrupt or makes an authorized assignment or a proposal to its creditors under any bankruptcy or insolvency or analogous law or if a custodian or a receiver or receiver and manager or any other officer with similar powers is appointed in respect of the Corporation or of the property of the Corporation or any part thereof which is a substantial part of the property of the Corporation on a consolidated basis; or

(g) if an encumbrancer takes possession of the property of the Corporation or any part thereof which is a substantial part of the property of the Corporation on a consolidated basis, or if any process of execution is levied or enforced upon or against the property of the Corporation or any part thereof which is a substantial part of the property of the Corporation on a consolidated basis and remains unsatisfied for such period as would permit any such property to be sold thereunder, unless such process is in good faith disputed by the Corporation, but in that event the Corporation shall, if the Trustee so requires, give security which, in the discretion of the Trustee, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid.

In addition to the events set forth above, the Corporation may by indenture supplemental hereto, executed and delivered pursuant to the provisions of Article 14, create further Events of Default.

6.2 Acceleration on Default

If an Event of Default has occurred, the Trustee may in its discretion and shall upon the requisition in writing of the holders of at least 25% of the principal amount of the Debentures then outstanding, subject to the provisions of Section 6.3, by notice in writing to the Corporation declare the principal, and interest, if any, of all Debentures then outstanding and other moneys payable hereunder to be due and payable and the same shall become immediately due and payable to the Trustee on demand, anything therein or herein to the contrary notwithstanding, and the Corporation shall on such demand forthwith pay to the Trustee for the benefit of the Debenture holders the principal of and accrued and unpaid interest and interest on amounts in default on such Debentures (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Corporation, the premium, if any, on the Debentures then outstanding which would have been payable upon the redemption thereof by the Corporation on the date of such declaration) and all other moneys secured hereby, together with subsequent interest thereon at the rates borne by the Debentures from the date of the declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the moneys mentioned in and according to the tenor of the Debentures and coupons. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any moneys so received by the Trustee shall be applied as provided in Section 6.5.

6.3 Waiver of Default

(1) The holders of not less than 66⅔% of the principal amount of Debentures then outstanding shall have power (in addition to and subject to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing to instruct the Trustee to waive any default and/or to cancel any declaration made by the Trustee pursuant to Section 6.2 and the Trustee shall thereupon waive the default and/or cancel such declaration upon such terms and conditions as such Debenture holders shall prescribe; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the nonobservance or nonperformance by the Corporation of any covenant applicable only to one or more particular series of Debentures then the holders of not less than 66⅔% of the principal amount of the outstanding Debentures of that series or those series, as the case may be, shall be entitled to exercise the foregoing power and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures.

(2) The Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable.

(3) No act or omission either of the Trustee or of the Debenture holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

6.4 Right of Trustee to Enforce Payment

Subject to the provisions of Section 6.3, if the Corporation shall fail to pay to the Trustee, on demand, and when due, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon the request in writing of the holders of not less than 25% in principal amount of the Debentures then outstanding, and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of the said principal of and premium (if any) and interest on all the Debentures then outstanding (without possession of any of the Debentures or coupons or the production thereof of any trial or proceeding) together with any other amounts due hereunder, by any remedy provided by law either by legal proceedings or otherwise.

6.5 Application of Moneys by Trustee

(1) Except as herein otherwise expressly provided, any moneys received by the Trustee from the Corporation pursuant to the foregoing Sections of this Article 6, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other moneys in the hands of the Trustee available for such purposes, as follows:

FIRST: to the payment or reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances, or other moneys furnished or provided by or at the instance of the Trustee in or about the execution of its trust or otherwise in relating to this Indenture, with interest thereon as herein provided;

SECOND: subject to the provisions of Section 5.3 and as hereinafter in this Section 6.5 provided, in payment of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures and coupons which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution passed as hereinafter provided and in that case in such order of priority as between principal, premium, if any, and interest, if any, as may be directed by such resolution; and

THIRD: the surplus (if any) of such moneys shall be paid to the Corporation or its assigns;

provided, however, that no payment shall be made in respect of the principal, premium or interest of any Debenture or coupon held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a person other than the Corporation or any Subsidiary, but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) of all Debentures which are not so held.

(2) The Trustee shall not be bound to apply or make any partial or interim payment of any moneys coming into its hands if the amount so received by it is insufficient to make a distribution of at least 5% of the aggregate principal amount of the outstanding Debentures but it may retain the money so received by it and deposit the same in its deposit department or in a chartered bank in Canada to its credit at such rate of interest as is then current on similar deposits or invest the same as provided in Article 10 until the moneys or the investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control, shall be sufficient for the purpose or until it shall consider it advisable to apply the same in the manner above set forth.

6.6 Notice of Payment by Trustee

Not less than 21 days notice shall be given by the Trustee to the Debenture holders of any payment to be made under this Article 6. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture upon which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debenture holders will be entitled to interest only on the balance (if any) of the principal moneys, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

6.7 Trustee May Demand Production of Debentures

The Trustee shall have the right to demand production of the Debentures and/or coupons in respect of which any payment of principal, interest or premium required by this Article 6 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement in any special case, upon such indemnity being given to it and to the Corporation as the Trustee shall deem sufficient.

6.8 Trustee Appointed Attorney

The Corporation hereby irrevocably appointees the Trustee to be the attorney of the Corporation for and in the name and on behalf of the Corporation to execute any instrument and do any acts and things which the Corporation ought to sign, execute and do hereunder and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

6.9 Remedies Cumulative

Each and every remedy herein conferred upon or reserved to the Trustee, or upon or reserved to the holders of the Debentures, shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

6.10 Judgment Against Corporation

The Corporation covenants and agrees with the Trustee that, in case of any proceedings to obtain judgment for the principal of or interest or premium on the Debentures, judgment may be rendered against it in favour of the Debenture holders hereunder, or in favour of the Trustee, as trustee of an express trust for the Debenture holders, for any amount which may remain due in respect of the Debentures and premium (if any) and interest thereon.

6.11 Immunity of Shareholders, etc.

The Debenture holders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Corporation for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation herein or in the Debentures contained; provided that nothing in this section shall prevent recourse to and the enforcement of liability of any shareholder for uncalled capital or upon unsatisfied calls.

Article 7
ACTIONS BY DEBENTURE HOLDERS AND TRUSTEE

7.1 Debenture Holders May Not Sue

No holder of any Debenture shall have any right to institute any action or proceeding for payment of any principal or interest owing on any Debenture, or for the execution of any trust or power hereunder, or for the appointment of a liquidator, receiver or receiver and manager or to have the Corporation wound up, or for any other remedy hereunder, unless such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder, nor unless the holders of at least 25% in principal amount of the Debentures shall have made written request to the Trustee and shall have afforded to it reasonable opportunities either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its own name for such purpose; nor unless also such Debenture holders shall have offered to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; nor unless the Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.

7.2 Trustee Not Required to Possess Debentures

All rights of action under this Indenture may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on any trial or other proceedings relative thereto.

7.3 Trustee May Institute All Proceedings

(1) The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claim of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debenture holder.

(2) The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debenture holders.

(3) Any such suit or proceeding instituted by the Trustee may be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

7.4 Immunity of Officers, Shareholders and Directors

The obligations on the part of the Corporation expressed herein and in the Debentures are solely corporate obligations and no action or proceeding shall be instituted or maintained in respect thereof against any officer, director or shareholder (past, present or future) of the Corporation, either directly or through the Corporation or otherwise.

Article 8
SATISFACTION AND DISCHARGE

8.1 Discharge

The Trustee shall at the request of the Corporation release and discharge this Indenture and the security, if any, created pursuant hereto and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of and interest (including interest on amounts in default, if any) on all the Debentures and all other money payable hereunder have been paid or satisfied or that, all the outstanding Debentures having matured or having been duly called for redemption, payment thereof and of all other money payable hereunder has been duly and effectually provided for.

8.2 Money May Be Set Aside For Holders

If the holder of any Debenture shall fail to surrender that Debenture within 60 days after the date on which the same shall be due and payable on redemption, at maturity, or otherwise and the principal, premium (if any) or interest (if any) then payable in respect thereof shall have been duly provided for by the Corporation by deposit with the paying agent for the time being or the Trustee, interest, if any, accruing in respect thereof shall cease to accrue, from such date, and such money on the direction of the Corporation may be set aside in trust for such holder in a Canadian chartered bank, or the Trustee may itself so set aside such money and such setting aside shall for all purposes be deemed a payment to the holder of such Debenture of the money payable in respect thereof and the holder thereof shall have no other right except to receive payment, subject to the provisions of Section 8.3 hereof, of the money so set aside upon surrender of such Debenture. Any interest allowed by the depository upon the money so set aside shall be payable to the Corporation.

8.3 Money Not Claimed May Be Repaid

Subject to applicable law, any money set aside under Section 8.2 and not claimed by and paid to holders of Debentures within 6 years after the date of such setting aside, or set aside under Section 8.2 hereof and not claimed by and paid to holders of Debentures within 6 years after maturity, the repayment date or redemption dates, as the case may be, shall be repaid to the Corporation by the Trustee on demand, together with any interest accrued thereon, and thereupon the Trustee shall be released from all further liability with respect to such money and thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money due thereon from the Corporation subject to any applicable period of prescription provided by law.

8.4 Satisfaction

(1) The Corporation shall be deemed to have fully paid, satisfied and discharged the outstanding Debentures and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of the Debentures, when, with respect to all outstanding Debentures, either:

(a) the Corporation has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making payment on the Debentures, an amount sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date or redemption dates, as the case may be, of the outstanding Debentures; or

(b) the Corporation has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose of making payment on the Debentures:

(i) if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada; or

(ii) if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Debentures are payable;

as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date, as the case may be, of the outstanding Debentures;

and in either event:

(c) the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable with respect to the outstanding Debentures; and

(d) the Corporation has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of the outstanding Debentures have been complied with.

Any deposits with the Trustee referred to in this Section 8.4 shall be irrevocable, subject to Section 8.5, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.

(2) Upon the satisfaction of the conditions set forth in this Section 8.4 with respect to all the outstanding Debentures, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Articles 2 and 4 and the provisions of Article 1 pertaining to Articles 2 and 4) shall no longer be binding upon or applicable to the Corporation.

(3) Any funds or obligations deposited with the Trustee pursuant to this Section 8.4 shall be denominated in the currency of denomination of the Debentures in respect of which such deposit is made.

8.5 Continuance of Rights, Duties and Obligations

Where trust funds or trust property have been deposited pursuant to Section 8.4, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Articles 2 and 4 hereof.

Article 9
CONSOLIDATION AND AMALGAMATION

9.1 Successor Corporation

Except for a transaction wholly between or among the Corporation and any Subsidiaries, the Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, unless:

(a) prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

(i) the successor corporation will have assumed all the covenants and obligations of the Corporation under this Indenture in respect of the Debentures; and

(ii) the Debentures will be valid and binding obligations of the successor corporation entitling the holders thereof, as against the successor corporation, to all the rights of Debenture holders under this Indenture;

(b) such transaction shall to the satisfaction of the Trustee, upon receiving such advice as it may reasonably require, be upon such terms as substantially preserve and not to impair any of the rights and powers of the Trustee or of the Debenture holders hereunder; and

(c) no condition or event shall exist as to the Corporation or the successor corporation either at the time of or immediately after such transaction and after giving full effect thereto or immediately after the successor corporation shall become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default hereunder.

9.2 Successor to Possess Powers of the Corporation

Whenever the conditions of Section 9.1 hereof shall have been duly observed and performed the successor corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

Article 10
ADMINISTRATION OF THE TRUST

10.1 Sufficiency of Execution of Instruments

Any order, request, direction, certificate or other instrument to be made or given by the Corporation under any of the provisions hereof shall, unless otherwise provided, be deemed sufficiently executed if executed by the Chairman of the Board or the President or a Vice President and by the Secretary or another Vice President or an Assistant Secretary of the Corporation. The Trustee may receive a certificate signed by the Secretary or a Vice President or an Assistant Secretary of the Corporation as sufficient evidence of the passage of any resolution of the directors or of the shareholders of the Corporation.

10.2 Conditions Precedent to Trustee’s Obligations to Act

(1) Subject to Section 11.1 hereof, the Trustee shall not be required to take any measures to enforce this Indenture or any covenant herein contained until furnished with funds for the purpose or indemnified to its reasonable satisfaction.

(2) None of the provisions contained in this Indenture shall require the Trustee to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

10.3 Experts and Advisers

(1) The Trustee may, in relation to this Indenture, act on the opinion or advice of or on information obtained from any Counsel, notary, valuer, surveyor, engineer, broker, auctioneer, accountant or other expert, whether obtained by the Trustee or by the Corporation or otherwise.

(2) The Trustee may employ or retain such agents, counsel and other assistants as it may reasonably require for the proper discharge of its duties hereunder and may pay reasonable remuneration for all services performed for it.

10.4 Evidence

(1) The Corporation shall furnish to the Trustee forthwith evidence of compliance with the conditions precedent provided for in this Indenture relating to the issue, certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture or the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation. Such evidence shall consist of (i) a statutory declaration or an Officers’ Certificate stating that such conditions precedent have been complied with in accordance with the terms of this Indenture and (ii) in the case of conditions precedent, compliance with which are by this Indenture subject to review or examination by Counsel, an opinion of Counsel that such conditions precedent have been complied with in accordance with the terms of this Indenture. Whenever such evidence relates to a matter other than the issue, certification and delivery of Debentures and the satisfaction and discharge of this Indenture, such evidence may consist of or otherwise be in accordance with a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, but if such report or opinion is furnished by a director, officer or employee of the Corporation it shall be in the form of a statutory declaration or a certificate.

(2) Evidence furnished to the Trustee under this Section 10.4 shall include (i) a statement by the person giving the evidence declaring that such person has read and understands the provisions hereof relating to the conditions precedent with respect to compliance with which such evidence is being given, (ii) a statement describing the nature and scope of the examination or investigation upon which the statements or opinions contained in the evidence are based and (iii) a statement declaring that, in the belief of the person giving the evidence, such person has made such examination or investigation as is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

10.5 Reliance by Trustee

(1) In the exercise of its rights and duties, the Trustee may, if it is acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon a statutory declaration, opinion, report or certificate furnished to the Trustee under a provision hereof or at its request where the Trustee examines the same and determines that it complies with the applicable requirement, if any, of this Indenture.

(2) Except in cases where some other mode of proof is required by this Indenture, the Trustee shall be at liberty to accept an Officers’ Certificate (i) as to any statements of fact, as evidence of the truth of such statements, and (ii) to the effect that any particular dealing or transaction or step or thing is, in the opinion of the officers so certifying, expedient, as evidence that it is expedient; provided that the Trustee may in its sole discretion require from the Corporation or otherwise further evidence or information before acting or relying on such certificate.

(3) The Trustee shall not be bound to act in accordance with any direction or request of the Corporation or of its directors until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

10.6 No Person Dealing with Trustee Need Enquire

No person dealing with the Trustee shall be concerned to enquire whether the powers that the Trustee is purporting to exercise have become exercisable, or whether any money remains due upon the Debentures or to see to the application of any money paid to the Trustee.

10.7 Investment of Trust Funds

Any money held by the Trustee, which under the trusts of this Indenture may be invested, shall be invested and reinvested as directed by the Corporation by the Trustee in its name or under its control in any securities in which trustees are, by the laws of the Province of Alberta, authorized to invest. Pending such investment, such money shall be placed by the Trustee on deposit at interest at the then current rate in a Canadian chartered bank or trust company.

Article 11
CONCERNING THE TRUSTEE

11.1 Duty of Trustee

In the exercise of the powers, rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Debenture holders and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

11.2 Resignation, etc. of Trustee and Appointment of New Trustee

(1) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation two months’ notice in writing or such shorter notice as the Corporation may accept as sufficient. In the event of the Trustee resigning or being removed by the Debenture holders by Extraordinary Resolution or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debenture holders; failing such appointment by the Corporation the retiring Trustee (at the Corporation’s expense) or any Debenture holder may apply to a Judge of the Court of Queen’s Bench of Alberta, on such notice as such Judge may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debenture holders. Any new Trustee appointed under any provision of this Section shall be a corporation authorized to carry on the business of a trust company in the Province of Alberta. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Trustee.

(2) Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party shall be the successor Trustee under this Indenture without the execution of any instrument or any further act.

11.3 Trustee May Deal in Debentures

Subject to Section 11.6 hereof, the Trustee may buy, lend upon and deal in the Debentures either with the Corporation or otherwise, and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profit made thereby.

11.4 Trustee Not Required to Give Security

The Trustee shall not be required to give security for the execution of the trusts or its conduct or administration hereunder.

11.5 Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a) the Trustee shall not be liable for or by reason of any statements of facts or recitals in this Indenture or in the Debentures (except the representation contained in Section 11.6 and in the certificate of the Trustee on the Debentures) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b) nothing herein contained shall impose any obligation on the Trustee to see or to require evidence of registration or filing (or renewals thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c) the Trustee shall not be bound to give any notice of the execution hereof;

(d) the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any act of the agents or servants of the Corporation; and

(e) the Corporation indemnifies and saves harmless the Trustee and its officers from and against any and all liabilities, losses, costs, claims, actions, or demands whatsoever which may brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture, save only in the event of the negligent failure to act, or the wilful misconduct or bad faith of the Trustee. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation of the Trustee.

11.6 Conflict of Interest

The Trustee represents to the Corporation that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee’s role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 30 days after ascertaining that it has such material conflict of interest, either eliminate the same or resign its trust hereunder.

Article 12
NOTICES

12.1 Notice to the Corporation

Any notice to the Corporation under the provisions hereof shall be valid and effective if (i) delivered or mailed by first class letter, postage prepaid, to IPL Energy Inc., 2900, 421 - 7th Avenue S.W., Calgary, Alberta T2P 4K9, Attention: Senior Vice President and Chief Financial Officer, (ii) sent by facsimile to IPL Energy Inc. at (403) 231-3930, Attention: Senior Vice President and Chief Financial Officer, and, subject as provided in this Section 12.1, shall be deemed to have been given at the time of delivery, on the third Business Day after mailing or at the time of sending by facsimile, as the case may be. Any delivery made or facsimile sent on a day other than a Business Day, or after 3:00 p.m. (at the place of receipt) on a Business Day, shall be deemed to be received on the next following Business Day. In the case of disruption in postal services any notice shall be delivered or sent by facsimile. The Corporation may from time to time notify the Trustee of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Corporation for all purposes of this Indenture.

12.2 Notice to the Trustee

Any notice to the Trustee under the provisions hereof shall be valid and effective if (i) delivered or mailed by first class, postage prepaid, to Montreal Trust Company of Canada, Suite 710, 530 - 8th Avenue S.W.,

Calgary, Alberta, T2P 3S8, or (ii) sent by facsimile to Montreal Trust Company of Canada, at (403) 267-6598, Attention: Manager, Corporate Trust Department, and, subject as provided in this Section 12.2, shall be deemed to have been given at the time of delivery or on the third Business Day after mailing or at the time of sending by facsimile, as the case may be. Any delivery made or sent on a day other than a Business Day, or after 3:00 p.m. (at the place of receipt) on a Business Day, shall be deemed to be received on the next following Business Day. In the case of disruption in postal services any notice shall be delivered or sent by facsimile. The Trustee may from time to time notify the Corporation of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Trustee for all purposes of this Indenture.

12.3 Notice to Debenture Holders

Unless herein otherwise expressly provided, any notice to be given hereunder to Debenture holders shall be deemed to be validly given:

(a) to the holders of registered Debentures if such notice is sent by electronic communication, personally delivered or sent by first-class mail, postage prepaid, addressed to such holders at their respective electronic communication numbers or addresses appearing in any of the registers above mentioned and, subject as hereinafter provided, shall be deemed to have been received at the time of sending or delivery or on the third Business Day after mailing, as applicable. Any electronic communication sent or delivery made after 4:00 p.m. (at the place of receipt) on a Business Day shall be deemed to be received on the next following Business Day. If in the case of joint holders of any Debenture more than one address appears in the register in respect of such joint holding, such notice shall be addressed only to the first address so appearing;

(b) to the holders of unregistered Debentures if such notice is published:

(i) once in each of two successive weeks in a daily newspaper in the English language of national circulation approved by the Trustee, and

(ii) once in each of two successive weeks in the City of Montreal in a daily newspaper in the French language of general circulation approved by the Trustee,

provided that in the case of notice convening a meeting of Debenture holders, the Trustee may require such additional publications of such notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the Debenture holders. Any notice so given by publication shall be deemed to have been given on the day on which publication shall have been first effected in one of the newspapers in which publication was required, publication having been effected at least once contemporaneously or previously in all other of such newspapers.

In determining under any provision hereof the date when notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any debenture holder shall not invalidate any action or proceeding founded thereon.

12.4 Waiver of Notice

Where this Indenture provides for notice to any person in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event and such waiver shall be the equivalent of such notice. Waivers of notice by Debenture holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Article 13
DEBENTURE HOLDERS’ MEETINGS

13.1 Convening of Meetings

The Trustee or the Corporation may at any time and from time to time, and the Trustee shall on requisition in writing made by the Corporation or by the holders of at least 25% of the principal amount of the Debentures and upon receiving sufficient funds and an indemnity satisfactory to the Trustee, convene a meeting of Debenture holders. In the event of the Trustee failing to convene a meeting within 30 days after requisition made as aforesaid the Corporation or the holders of at least 25% of the principal amount of the Debentures, as the case may be, may convene such meeting. Every such meeting shall be held at the City of Calgary or at such other place as the Trustee may approve.

13.2 Notice

At least 21 days’ previous notice of any meeting shall be given to the Debenture holders and such notice shall state the time when and the place where the meeting is to be held and shall set out the general nature of the business to be transacted thereat. The notice shall be given in the manner provided in Article 12 hereof, and a copy thereof shall be sent by prepaid ordinary mail to the Trustee unless the meeting has been called by it and to the Corporation unless the meeting has been called by it. A Debenture holder may waive notice of a meeting either before or after the meeting. The accidental omission to give notice of a meeting to any Debenture holder shall not invalidate any resolution passed at any such meeting.

13.3 Quorum

Subject to the provisions of Section 13.5 and 13.12 hereof, a quorum at any meeting of the Debenture holders shall consist of Debenture holders present in person or by proxy and representing at least 25% in principal amount of the Debentures. The chairman of any such meeting at which a quorum exists may, with the consent of the holders of a majority in principal amount of the Debentures present or represented by proxy thereat, adjourn any such meeting and no notice of such adjourned meeting need be given except such notice, if any, as the meeting so adjourned may prescribe.

13.4 Chairman

Some person nominated by the Trustee, who need not be a Debenture holder, shall be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, or is unable or unwilling to act, then a majority of the Debenture holders present in person or by proxy shall choose some individual present to be chairman.

13.5 Procedure When Quorum Not Present

If a quorum of the Debenture holders shall not be present within half an hour after the time fixed for holding any meeting, the meeting, if convened by or on the requisition of Debenture holders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is a non-Business Day in which case it shall be adjourned to the following Business Day) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. If at the adjourned meeting a quorum be not present, the Debenture holders then present or represented by proxy shall, subject to the provisions of Section 13.12 hereof, constitute a quorum for the transaction of the business for which the meeting was convened.

13.6 Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

13.7 Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debenture holders or proxies for Debenture holders, a poll shall be taken in such manner and either at once or after an adjournment, as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

13.8 Voting

On a show of hands every person who is present and entitled to vote, whether as a Debenture holder or as proxy for one or more Debenture holders or both, shall have one vote. On a poll each Debenture holder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which the person shall then be the holder. In the case of any Debenture denominated in a currency or currency unit other than Canadian dollars, the principal amount thereof for these purposes shall be computed in Canadian dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Bank of Canada at the close of business on the Business Day next preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest $100. A proxy need not be a Debenture holder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

13.9 Proxies

A Debenture holder may be present and vote at any meeting of Debenture holders by an authorized representative. The Corporation in case it convenes the meeting or the Trustee in any other case (for the purpose of enabling the Debenture holders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to held) may from time to time make and vary such regulations as it shall think fit providing for any or all of the following matters:

(a) the form of the instrument of proxy and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debenture holder;

(b) the deposit of such certificates and/or instruments of proxy at such place as the Trustee (or the Corporation in case the meeting is convened by it) may in the notice convening the meeting direct, and the time before the holding of the meeting, or adjourned meeting, when the same shall be deposited; and

(c) the lodging of such certificates and/or instruments of proxy at some place or places other than the place at which the meeting is to be held and for particulars of such instruments of proxy to be cabled or sent by facsimile or otherwise transmitted before the meeting to the Corporation or to the Trustee at the place where the same is to be held, and that instruments of proxy so deposited may be voted as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective, and the votes given in accordance therewith shall be valid and shall be counted.

13.10 Persons Who May Attend

The Corporation, the Trustee, and the Debenture holders by their respective employees, officers and directors, and the legal advisers of the Corporation, the Trustee and any Debenture holder, may attend any meeting of the Debenture holders.

13.11 Powers Exercisable By Extraordinary Resolution

In addition to all powers hereinbefore given, a meeting of the Debenture holders shall have the following powers exercisable from time to time, by Extraordinary Resolution only:

(a) power to authorize the Trustee to grant extensions of time for payment of any principal or interest on the Debentures, whether or not the principal or interest, the payment of which is extended, is at the time due or overdue;

(b) power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation, or for the consolidation, amalgamation or merger of the Corporation into or with any other corporation, or for the transferring, selling or leasing of the undertaking, property and assets or any part thereof of the Corporation, when the consent of the holders of Debentures may be required thereto;

(c) power to sanction the exchange of the Debentures for, or the conversion of the Debentures into, shares, debentures, mortgage debentures, debenture stock, bonds or any other securities of the Corporation or any other corporation formed or to be formed;

(d) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or securities of the Corporation;

(e) power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 13.11(c);

(f) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debenture holders against the Corporation, or against its property, whether such rights shall arise under this Indenture or the Debentures or otherwise;

(g) power to instruct the Trustee to waive any default and/or cancel any declaration made pursuant to Section 6.2 hereof;

(h) power to assent to any modification of or change in or omission from or addition to the provisions contained in this Indenture or in any deed or instrument supplemental hereto which shall be agreed to by the Corporation, and to authorize the Trustee to concur in and execute any indenture supplemental to this Indenture embodying any such modification, change, omission or addition;

(i) power to restrain any holder of any Debentures from taking or instituting any action or other proceeding for the payment of principal or interest, or for the execution of any trust or power hereunder, or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or for any other remedy hereunder and to require such holder of any Debenture to waive any default or defaults by the Corporation hereunder on which any action or proceeding is founded; and, in case any action or other proceedings shall have been brought by any holder or holders of any Debentures after failure of the Trustee to act, power to direct such holder or holders and the Trustee to waive the default in respect of which such action or other proceeding shall have been brought, upon payment of the costs, charges and expenses incurred in connection therewith, and to stay or discontinue or otherwise deal with any such action or other proceeding;

(j) power from time to time to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise on behalf of the Debenture holders such of the powers of the Debenture holders exercisable by Extraordinary Resolution or other resolution as shall be included in such appointment. The resolution making such appointment may provide for payment of the expenses and disbursements of and remuneration to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it, and the members need not be themselves holders of Debentures. Every such committee may elect its chairman, and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debenture holders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k) power to require the Trustee to exercise or refrain from exercising any of the powers conferred upon the Trustee under this Indenture or to waive any default on the part of the Corporation upon such terms as may be provided; and

(l) power to remove the Trustee and to appoint a new Trustee to take the place of the Trustee so removed.

13.12 Definition of Extraordinary Resolution

The expression “Extraordinary Resolution” when used in this Indenture means, subject to the provisions of Section 13.18, a resolution passed at a meeting of Debenture holders duly convened for that purpose and held in accordance with the provisions herein contained at which the holders of at least 25% of the principal amount of the Debentures are present or represented by proxy and carried by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures present or represented by proxy at the meeting given on a poll. If, at any such meeting convened for the purpose of considering an Extraordinary Resolution, the holders of 25% of the principal amount of the Debentures are not present or represented by proxy within half an hour after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debenture holders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than seven days later, and to such place and time as may be appointed by the chairman, and two clear days’ notice shall be given of such adjourned meeting in the manner in which notices are by this Indenture authorized to be given (but it shall not be necessary to specify in such notice the business to be transacted at such adjourned meeting) and at such adjourned meeting Debenture holders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the principal amount of the Debentures present or represented by proxy at the meeting given on a poll shall be an Extraordinary Resolution within the meaning of this Indenture.

13.13 Powers Cumulative

Any one or more of the powers and any combination of the powers in this Indenture stated to be exercisable by the Debenture holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of them from time to time shall not be deemed to exhaust the right of the Debenture holders to exercise such power or powers or combination of powers thereafter from time to time.

13.14 Minutes

Minutes of all resolutions and proceedings at every such meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, shall be prima facie evidence of the matters therein stated, and until the contrary is proved every such meeting, in respect of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

13.15 Instrument In Lieu of Extraordinary Resolution

Notwithstanding the foregoing provisions of this Indenture, any resolution or instrument signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures shall have the same force and effect as an Extraordinary Resolution.

13.16 Evidence of Instruments of Debenture Holders

(1) Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debenture holders may be in any number of concurrent instruments of similar tenor signed or executed by such Debenture holders.

(2) The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

13.17 Binding Effect of Resolutions

Subject to the provisions of Section 13.18, every resolution and every Extraordinary Resolution passed at a meeting of the Debenture holders held in accordance with the provisions herein contained shall be binding upon all the Debenture holders, whether present at or absent from such meeting, and every instrument in writing signed by Debenture holders in accordance with Section 13.15 shall be binding upon all the Debenture holders, whether signatories thereto or not, and each and every Debenture holder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect thereto accordingly.

13.18 Serial Meetings

(1) If any business to be transacted at a meeting of Debenture holders, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, especially affects the rights of the Debenture holders of one or more series or maturities in a manner or to an extent substantially differing from that in or to which it affects the rights of Debenture holders of any other series or maturities (as to which an opinion of Counsel shall be binding on all Debenture holders, the Trustee and the Corporation for all purposes hereof) then:

(a) reference to such fact, indicating each series or maturity so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “Serial Meeting”; and

(b) the holders of Debentures of a series or maturity so especially affected shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 13.15 unless in addition to compliance with the other provisions of this Article 10:

(i) at such Serial Meeting (A) there are Debenture holders present in person or by proxy and representing at least 25% in principal amount of the Debentures of such series or maturity, subject to the provisions of this Article 10 as to quorum at adjourned meetings and (B) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Debentures of such series or maturity voted on the resolution; or

(ii) in the case of action taken or power exercised by instrument in writing under Section 13.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures of such series or maturity.

(2) If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, does not adversely affect the rights of the holders of Debentures of one or more series or maturities, the provisions of this Article 10 shall apply as if the Debentures of such series or maturity were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series or maturity. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series or maturity are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series or maturity.

(3) A proposal:

(a) to extend the maturity of Debentures of any particular series or maturity or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof;

(b) to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series or maturity are outstanding; or

(c) to reduce with respect to Debenture holders of any particular series or maturity any percentage stated in Sections 13.3, 13.6, 13.7, 13.12, 13.15 or in this Section 13.18;

shall be deemed to especially affect the rights of the Debenture holders of such series or maturity, as the case may be, in a manner substantially differing from that in which it affects the rights of holders of Debentures of any other series or maturity, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series or maturities.

Article 14
SUPPLEMENTAL INDENTURES

14.1 Supplemental Indentures

From time to time the Corporation, when authorized by a resolution of the directors, and the Trustee may, subject to the provisions of this Indenture, and they shall, when so directed by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a) providing for the issuance of Additional Debentures under this Indenture;

(b) deleting, modifying or adding to the covenants of the Corporation herein contained for the protection of the holders of the Debentures, or of the Debentures of any series, or providing for events of default in addition to those herein specified;

(c) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which, in the opinion of the Trustee, it may be expedient to make, provided that the Trustee shall be of the opinion that such provisions and modifications will not be prejudicial to the interests of the Debenture holders;

(d) evidencing the succession, or successive successions of other corporations to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e) giving effect to any Extraordinary Resolution passed as provided in Article 13; and

(f) for any other purpose not inconsistent with the terms of this Indenture.

The Corporation and the Trustee may correct any typographical or other manifest errors in this Indenture, provided that in the opinion of the Trustee such corrections will not prejudice the rights of the Trustee or of the Debenture holders hereunder, and may execute all such documents as may be necessary to correct such errors.

Article 15
FORM OF MEDIUM TERM NOTES

15.1 Form of Medium Term Notes

The following is the form of the Medium Term Notes referred to in Section 2.4.

No. $ ●
IPL ENERGY INC. - IPL ÉNERGIE INC.
(Incorporated under the laws of Canada)	(constituée en vertu des lois du Canada)
MEDIUM TERM NOTE Principal Sum: Issue Date: Maturity Date: Interest Rate Per Annum: % Interest Payment Date(s):	BILLET À MOYEN TERME Capital: Date d’émission: Date d’échéance: Taux d’intérêt annuel: % Date(s) de paiement d’intérêt:
IPL Energy Inc. (the “Corporation”), for value received, promises to pay to or to the order of	IPL Énergie Inc. (la «Société»), valeur reçue, promet de payer à

on the maturity date above in accordance with the provisions of the Indenture hereinafter mentioned the above principal sum in lawful money of Canada on presentation and surrender of this Medium Term Note at any of the principal offices of •, in the cities of Calgary, Montreal, Toronto and Vancouver and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the interest rate above without adjustment for advance payment of interest, in like money, on the Interest Payment Date(s) above in each year and should the Corporation at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money and on the same date(s)

ou à son ordre à la date d’échéance mentionnée ci-dessus conformément aux dispositions de la convention de fiducie mentionnée ci-après le capital susmentionné en monnaie légale du Canada sur présentation et remise du présent billet à moyen terme à l’un ou l’autre des principaux bureaux de • dans les villes de Calgary, Montréal, Toronto et Vancouver et, sous réserve des dispositions prévues ci-après, de payer l’intérêt sur le capital du présent billet à compter de la date des présentes ou à compter de la dernier date de paiement d’intérêt à laquelle l’intérêt a été payé ou rendu disponible pour être payé sur le présent billet, selon la dernière date, au taux d’intérêt susmentionné sans rajustement pour l’intérêt payé d’avance, en même monnaie, à la date ou aux dates de paiement d’intérêt susmentionnées chaque année et, si la Société devait à tout moment faire défaut dans le paiement du capital ou de l’intérêt, de payer l’intérêt sur le montant en souffrance au même taux, en même monnaie et à la même ou aux mêmes dates.

Interest hereon shall be payable by cheque mailed to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Medium Term Note.

L’intérêt sur le présent billet sera payable par chèque expédié par la poste au détenteur inscrit de la présente et, sous réserve des dispositions de la convention de fiducie, la mise à la poste de ce chèque acquittera et mettra fin à toute responsabilité de payer l’intérêt sur le présent billet jusqu’à concurrence de la somme qu’il représente (plus le montant de tout impôt retenu).

This Medium Term Note is one of the Debentures of the Corporation issued or issuable in one or more series under the provisions of a Trust Indenture made as of October 20, 1997 (the “Indenture”) between the Corporation and Montreal Trust Company of Canada, as Trustee (the “Trustee”). The Medium Term Notes, of which this is one, issued or issuable under the Indenture are unlimited as to aggregate principal amount. The aggregate principal amount of Debentures of other series which may be authorized under the Indenture is unlimited, but such Debentures may be issued only upon the terms and subject to the conditions provided in the Indenture. Reference is hereby made to the Indenture for a description of the terms and conditions upon which the Debentures are or are to be issued

Le présent billet a moyen terme est l’une des débentures de la Société émises ou émissibles en une ou plusieurs séries en vertu des dispositions d’une convention de fiducie intervenue le 20 octobre 1997 (la «convention») entre la Société et Compagnie Montréal Trust du Canada, en qualité de fiduciaire (le «fiduciaire»). Les billets à moyen terme, dont le présent fait partie, émis ou émissibles en vertu de la convention sont d’un capital global illimité. Le capital global des débentures d’autres séries qui peuvent être autorisées aux termes de la convention est illimité, mais ces débentures ne peuvent être émises que selon les modalités et que sous réserve des conditions prévues dans la convention. Il y a lieu de se reporter à la convention pour la description des conditions en vertu and held and the rights of the holders of the Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Medium Term Note by acceptance hereof assents. Terms defined in the Indenture are used in this Medium Term Note with the same defined meanings.

desquelles les débentures sont ou seront émises et détenues et des droits des détenteurs des débentures, de la Société et du fiduciaire, conditions et droits qui sont tous au même effet que si les dispositions de la convention étaient énoncées aux présentes, et auxquelles dispositions le détenteur du présent billet à moyen terme consent par l’acceptation du présent billet. Les termes définis dans la convention ont le même sens lorsqu’ils sont utilisés dans le présent billet à moyen terme.

This Medium Term Note and all other Debentures issued under the Indenture rank pari passu, save only as to sinking fund, purchase fund or analogous provisions (if any) applicable to different series of Debentures, and are direct unsecured obligations of the Corporation.

Le présent billet à moyen terme et toutes les autres débentures émises aux termes de la convention ent equlite de rang, sauf quant au fonds d’amortissement, au fonds d’achat ou à toute disposition analogue (le cas échéant) applicable aux différentes séries de débentures et sont des obligations non garanties directes de la Société.

[This Medium Term Note is not redeemable at the option of the Corporation prior to the maturity hereof.] or [This Medium Term Note is redeemable by the Corporation at its option in whole at any time or in part from time to time on the terms and conditions set forth in the Indenture at a redemption price equal to ●% of the principal amount hereof, together with accrued and unpaid interest to the date fixed for redemption.]

[Le présent billet à moyen terme n’est pas remboursable au gré de la Société avant son échéance]. [Le présent billet à moyen terme est remboursable au gré de la Société en totalité à tout moment ou en partie de temps a autre aux conditions énoncéés dans la convention, à un prix de rachat égal à * % de son capital, majoré de l’intérêt couru et impayé a la date fixée pour le rachat.]

The Corporation may, when not in default under the Indenture, purchase this Medium Term Note in the market or by tender or private contract. Medium Term Notes purchased by the Corporation will be cancelled and will not be reissued.

La Société peut, si elle n’est pas en défaut aux termes de la convention, acheter le présent billet à moyen terme sur le marché ou par offre d’achat ou par transaction privée. Les billets à moyen terme achetés par la Société seront annulés et ne seront pas émis de nouveau.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner and with the effect provided in the Indenture.	Le capital du présent billet peut devenir ou être déclaré exigible et payable avant la date d’échéance stipulée dans les circonstances, de la façon et avec l’effet stipulés dans la convention.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the holders of a specified majority of Debentures outstanding (or specific series as the case may be).

La convention contient des dispositions visant à lier tous les détenteurs de débentures en cours aux termes de la convention (ou dans certains cas, de séries précises de débentures) par les résolutions adoptées aux assemblées de ces détenteurs tenues conformément à ces dispositions et par les documents écrits et signés par les détenteurs de la majorité précisée de débentures en cours (ou d’une série précise, selon le cas).

This Medium Term Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, at any one of the principal offices of the Trustee, in the cities of Calgary, Montreal, Toronto and Vancouver and in such other place or by such other registrar (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Medium Term Note shall be valid unless made on the register by the registered holder hereof or the holder’s executors, administrators or other legal representatives, or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and upon surrender of this Medium Term Note for cancellation. Thereupon a new Medium Term Note or Medium Term Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

Le présent billet à moyen terme ne peut être transféré, conformément aux conditions établies dans la convention, que dans l’un ou l’autre des principaux bureaux du fiduciaire dans les villes de Calgary, Montréal, Toronto et Vancouver et en tout autre lieu ou par tout autre agent chargé de la tenue des registres (s’il y a lieu) que la Société peut désigner avec l’approbation du fiduciaire. Aucun transfert du présent billet à moyen terme ne sera valable à moins d’avoir été effectué dans le registre par le détenteur inscrit du présent billet ou ses exécuteurs, administrateurs ou autres représentants légaux, ou un fondé de pouvoir dûment nommé par un document écrit dont la forme et la signature satisfont le fiduciaire ou l’autre agent chargé de la tenue des registres, et en conformité avec les exigences raisonnables que le fiduciaire ou l’autre agent chargé de la tenue des registres peut prescrire et sur remise du présent billet à moyen terme pour annulation. Sur ce, un nouveau billet à moyen terme ou de nouveaux billets à mayen terme du même capital global seront émis au cessionnaire en échange des prisentes.

This Medium Term Note shall not become obligatory for any purpose until certified by the Trustee for the time being under the Indenture.	Le présent billet à moyen terme n’imposera aucune obligation à toute fin jusqu’à ce qu’il soit certifié par le fiduciaire du moment en vertu de la convention.

In Witness Whereof IPL Energy Inc. has signed this Medium Term Note by its Senior Vice President and Chief Financial Officer and its Senior Vice President and General Counsel as of the issue date.

En foi de quoi, IPL Énergie Inc. a signé le présent billet à moyen terme par son vice-président principal et chef des finances et son vice-président principal et chef du contentieux à la date d’émission.

IPL Energy Inc. by Senior Vice President and Chief Financial Officer Senior Vice President and General Counsel	IPL Énergie Inc. par Vice-président principal et chef des finances Vice-président principal et chef du contentieux
Trustee’s Certificate This is one of the Medium Term Notes referred to in the Indenture within mentioned.	Certificat du fiduciaire Le présent billet à moyen terme fait partie des billets à moyen terme dont il est fait mention dans la convention mentionnée aux présentes.
Montreal Trust Company of Canada, Trustee by - Authorized Officer Date of Certification:	Compagnie Montréal du Canada, fiduciaire par - Signataire autorisé Date de certification:

Article 16
ACCEPTANCE OF TRUSTS BY TRUSTEE

16.1 Acceptance

The Trustee hereby accepts the trusts in this Indenture declared and provided and agrees to perform the same upon the terms and conditions hereinbefore set forth.

Article 17
COUNTERPARTS

17.1 Counterparts

This Trust Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute the one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of the 20th day of October, 1997.

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers duly authorized in that behalf.

IPL ENERGY INC.
By:	/s/ Derek P. Truswell Senior Vice President and Chief Financial Officer
And:	/s/ Scott R. Wilson Treasurer

MONTREAL TRUST COMPANY OF CANADA

By:	/s/ M. Rose Guidolin
And:	/s/ W. Anne DeWaele